Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Barclays Bank PLC (“Barclays”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of securities to be issued by Barclays, as well as American Depositary Shares representing all or a portion of such securities (collectively, “Securities”). Such Securities will be registered on one or more registration statements on Form F-3 (including amendments thereto), or on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of Barclays, the Company Secretary or Joint Company Secretary for the time being, and each of them, with full power in each of them to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any or all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by Barclays pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall continue in full force and effect for a period of three (3) years from the date hereof and may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: June 14, 2019	By:	/s/ Nigel Higgins
Nigel Higgins
Chairman and Non-executive Director

Date: June 14, 2019	By:	/s/ James Staley
James Staley
Interim Chief Executive Officer (Principal Executive Officer) and Executive Director

Date: June 14, 2019	By:	/s/ Steven Ewart
Steven Ewart
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Executive Director

Date: June 14, 2019	By:	/s/ Peter Bernard
Peter Bernard
Non-executive Director

Date: June 14, 2019	By:	/s/ Helen Keelan
Helen Keelan
Non-executive Director

Date: June 14, 2019	By:	/s/ Maria Richter
Maria Richter
Non-executive Director

Date: June 14, 2019	By:	/s/ Jeremy Scott
Jeremy Scott
Non-executive Director

Date: June 14, 2019	By:	/s/ Alex Thursby
Alex Thursby
Non-executive Director

Date: June 14, 2019	By:	/s/ Hélène Vletter-van Dort
Hélène Vletter-van Dort
Non-executive Director